UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2006

Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09186 (Commission File Number)	23-2416878 (IRS Employer Identification No.)

250 Gibraltar Road, Horsham, PA (Address of Principal Executive Offices)	19044 (Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

__________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 15, 2006, the Board of Directors of Toll Brothers, Inc., a Delaware corporation (the “Corporation”), amended and restated the By-laws of the Corporation. The information presented in this Item 5.03 includes a description of the material amendments to the By-laws of the Corporation, as formerly in effect (the “Former By-Laws). This description does not purport to be complete, and is qualified in its entirety by reference to the full text of the amended and restated By-laws of the Corporation (the “Amended By-laws”), which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The amendments reflected in the Amended By-laws are the result of a general review of the Former By-laws in the context of current statutory and case law. Such amendments became effective immediately upon their adoption by the Board of Directors.

Changes were made in the Amended By-laws related to the advance notice requirements applicable to both (i) stockholder nominations for directors, and (ii) stockholder proposals to be acted on at an annual meeting of stockholders. In both cases, in order to be timely, a stockholder nomination or proposal to be acted on at an annual meeting of stockholders will generally need to be submitted at least 45 days prior to the anniversary of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders. The Former By-laws provided that stockholder nominations or proposals to be acted on at an annual meeting of stockholders would need to generally be submitted at least 60 days prior to the anniversary of the preceding year’s annual meeting. For purposes of the Corporation’s 2007 annual meeting of stockholders, stockholder nominations or proposals to be acted on at such annual meeting will be considered timely if they are submitted in accordance with the provisions contained in the Former By-laws. In addition, if a stockholder intends to solicit votes of or proxies from the holders of the Corporation’s voting shares in support of (i) a stockholder nomination for directors, or (ii) a stockholder proposal to be acted on at an annual meeting of stockholders, the aforementioned notice must so state. The Former By-laws did not contain a provision regarding advance notice to the Corporation of a stockholder’s intent to solicit votes or proxies.

In addition to the changes to the advance notice provisions, the Amended By-laws also contain changes related to stockholder action by written consent, the election of officers, special stockholders’ meetings and the election of officers. The Amended By-laws provide that if the stockholders wish to act via written consent, they must first notify the Corporation and request that the Board of Directors fix a record date for such action. The Former By-laws did not contain any provisions for advance notice to the Corporation of stockholder action by written consent. Under the Amended By-laws, the Chairman of the Board or the Chief Executive Officer of the Corporation are authorized to elect or remove officers of the Corporation, other than the Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer, who shall be elected by the Board of Directors. The Former By-laws provided that the Board of Directors may delegate such authority to the Chairman of the Board, Chief Executive Officer or President of the Corporation. The Amended By-laws provide that special meetings of stockholders may be called either by a majority of the Board of Directors or the Chief Executive Officer of the Corporation. The Former By-laws permitted special meetings to be called by the holders of record of a majority of all outstanding shares. The Amended By-laws eliminate the requirement contained in the Former By-laws that the Corporation was required to indemnify agents of the Corporation.

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(c).	Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Item

3.1*	By-Laws of Toll Brothers, Inc. As Amended and Restated June 15, 2006.
*	Filed electronically herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.
Dated: June 20, 2006	By:	Joseph R. Sicree

Joseph R. Sicree Senior Vice President, Chief Accounting Officer